EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Everest Medical Corporation for the registration of 4,237,639 shares of its common stock of our report dated January 12, 1996, with respect to the financial statements of Everest Medical Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





                                                    /s/ Ernst & Young LLP



Minneapolis, Minnesota
June 17, 1996